Exhibit 10.37

AMENDMENT TO

PROMISSORY NOTE

DATE OF AMENDMENT:	January 2, 2013

DATE OF NOTE #5:	November 16, 2012 &

November 28, 2012

PRINCIPLE AMOUNT:	$42,500 &

$22,500 totaling

$65,000

INTEREST RATE:	Ten percent (10.0%) per annum

HOLDER:	MacKov Investments Limited (“MacKov”)

MAKER:	Richfield Oil & Gas Company (“Richfield”)

DUE DATE:	On demand

The Promissory Note is hereby amended and modified as follows:

MacKov agrees to extend the due date of the Promissory Note to be further on demand.

Richfield agrees to secure the Promissory Note by pledging a 1% in Richfield’s HUOP Project leases in the Freedom Trend Project located in Sanpete County, Utah should the Promissory Note remain unpaid.

Except as amended hereby, the Promissory Note shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have set their hands, as of the date first above written.

HOLDER:		MAKER:

MacKov Investments Limited		RICHFIELD OIL & GAS COMPANY

By:	/s/ Glenn G. MacNeil	By:	/s/ Michael A. Cederstrom
Glenn G. MacNeil,		Michael A. Cederstrom, General Counsel and
President of MacKov Investments Limited		Corporate Secretary